Exhibit 10.1

June 11, 2026

Holder of Warrants Issued in Registered Direct Offering in October 2024

Re:         Inducement Offer to Exercise Warrants Issued in RDO in October 2024

Dear Holder:

Smith Micro Software, Inc. (the “Company”) is pleased to offer to you (“Holder”, “you” or similar terminology) the opportunity to receive a new warrant to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in consideration for your exercising for cash the common stock purchase warrant that was issued to you on or about October 2, 2024 (your “Existing Warrant”) for the number of shares of Common Stock set forth on the signature page hereto at a reduced exercise price of $3.35 per share (the “Reduced Exercise Price”) (reduced from the current Exercise Price of $5.20). The issuance and resale of the shares of Common Stock underlying the Existing Warrant (the “Warrant Shares”) have been registered pursuant to the Company’s registration statement on Form S-1 (File No. 333-282858) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of your Existing Warrant pursuant to this letter agreement, will be effective for the issuance and resale of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrant (as defined herein).

In consideration for your exercise of your Existing Warrant for the number of shares set forth on the signature page at the Reduced Exercise Price (the “Warrant Exercise”) on or before the Execution Time (as defined below) and as otherwise set forth herein, the Company hereby offers to sell and issue you a new, unregistered Common Stock purchase warrant (the “New Warrant”) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) in substantially the form of Exhibit B hereto, for the same number of shares for which you exercise the Existing Warrant pursuant to this letter agreement (the “New Warrant Shares”), which New Warrant will have an exercise price per share equal to $3.80, will be exercisable at any time on or after the issuance date, and will expire five (5) years from the issuance date.

The New Warrant will be delivered at Closing (as defined below), and such New Warrant, together with any underlying shares of Common Stock issued upon exercise of the New Warrant, will, unless and until registered, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Smith Micro Software, Inc.   ·    5800 Corporate Drive   ·    Pittsburgh, Pennsylvania 15237 U.S.A.   ·    www.smithmicro.com

Expressly subject to the immediately following paragraph, Holder may accept this offer by signing this letter agreement on the signature page below on or before 8:00 am Eastern Time on June 12, 2026 (the “Execution Time”), with such acceptance constituting Holder’s exercise of the Existing Warrant for the number of shares and for the aggregate exercise price set forth on the Holder’s signature page.

Additionally, and notwithstanding the number of shares for which you have chosen to exercise the Existing Warrant as set forth on your signature page, in the event that the holders of Existing Warrants elect to exercise Existing Warrants for greater than 510,000 shares of Common Stock, the Company will reduce each such holder’s election on a pro rata basis, such that the maximum number of shares issued by the Company upon Exercise of the Existing Warrants will not exceed 510,000 in the aggregate.

In the event that a holder does not exercise its Existing Warrant in full, such existing Warrant shall be deemed amended to reflect remaining number of shares issuable under such Existing Warrant, with the Existing Warrant retaining the same terms, including the Exercise Price of $5.20 per share.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Exhibit A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Exhibit A attached hereto. Also, Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information required under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend, along with such certificate(s) or other documentation reasonably requested by the Company’s counsel and/or the Transfer Agent (within one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares, which request shall include the form of representation letter requested by this sentence), including a customary representation letter, in form and substance reasonably acceptable to the Company’s counsel and/or the Transfer Agent (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Common Stock.

If this offer is accepted and the transaction documents are executed by the Execution Time, then as promptly as possible following the Execution Time, but in any event no later than 9:00 a.m., Eastern Time, on June 12, 2026, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including the filing with the Commission of this letter agreement as an exhibit thereto within the time required by the Exchange Act. From and after the filing of such report, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the dissemination of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder.

No later than the second (2nd) Trading Day following the date hereof, the closing (“Closing”) of this transaction shall occur remotely via the exchange of documents and signatures. As a condition to Closing, the Company shall have received cash by wire transfer of immediately available funds the aggregate exercise price set out on the signature page hereto, along with delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise attached to the Existing Warrant. Settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (i.e., on the Closing Date, against full payment for the same, the Company shall issue the Warrant Shares registered in the Holder’s name electronically via the Transfer Agent directly to the account(s) identified by the Holder in writing to the Company. The date of the Closing of the exercise of the Existing Warrant shall be referred to as the “Closing Date.”

Sincerely yours,

SMITH MICRO SOFTWARE, INC.

By:
Name:	Timothy C. Huffmyer
Title:	President and CEO

[Holder Signature Page Follows]

Accepted and Agreed:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Number of Shares for which the Existing Warrant Is Being Exercised:

Aggregate Exercise Price:

Existing Warrant Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

New Warrant Shares:

(100% of the shares for which the Existing Warrant is being exercised pursuant to this letter agreement)

New Warrant Beneficial Ownership Blocker: ☐ 4.99% or ☐ 9.99%

DWAC Instructions:

Broker
Broker DTC Participant Number
Broker Contact Name
Broker Contact Number
Broker Contact E-mail

[Holder signature page to letter agreement for SMSI Inducement Offer]

Exhibit A

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations and warranties to the Holder:

a)         SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently an issuer identified in Rule 144(i) under the Securities Act.

b)         Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, other than in connection with the Required Approvals. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c)         No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any  liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d)         Registration Obligations. As soon as practicable (and in any event within thirty (30) calendar days of the date of this Agreement), the Company shall file a registration statement on Form S-1 providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the date hereof (or within ninety (90) calendar days following the date hereof in case of “full review” of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

e)         Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f)         Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement, (ii) application(s) or notice to each applicable Trading Market for the issuance and sale of the New Warrants and New Warrant Shares and the listing of the New Warrant Shares for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission, and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

g)         Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the New Warrant Shares on such Trading Market and promptly secure the listing of all of the New Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

i)         Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

Exhibit B

Form of Warrant